Exhibit 99.1

R&G FINANCIAL CORPORATION ANNOUNCES RECEIPT BY R&G MORTGAGE SUBSIDIARY OF DEFAULT NOTICE FROM GNMA

San Juan, Puerto Rico, July 13, 2007 – R&G Financial Corporation, San Juan, Puerto Rico (the “Company”), a financial holding company with operations focused in Puerto Rico, announced today that its subsidiary R&G Mortgage Corporation (“R&G Mortgage”) has received notice from the Government National Mortgage Association (“GNMA”) declaring it in default under the guaranty agreements with GNMA as a result of the previously announced withdrawal of HUD-FHA Title II Approval of R&G Mortgage. According to the notification, R&G Mortgage will lose within 30 days its authority to act as a GNMA issuer and servicer of GNMA mortgage pools and is currently unable to issue additional GNMA guaranteed mortgage-backed securities pursuant to existing commitments, unless approved by GNMA. The Company is taking steps to try to remedy the effects of the GNMA notice, including causing R-G Premier Bank, a Puerto Rico chartered commercial bank and wholly-owned subsidiary of the Company (“R-G Premier”), to apply to act as a GNMA issuer/servicer and transferring R&G Mortgage’s servicing rights on the GNMA mortgage pools to R-G Premier, subject to required regulatory approvals.

No assurances can be given that these efforts will be successful. If the Company is not successful in remedying the effects of the GNMA termination, and as a result is unable to continue as a GNMA issuer/servicer, such failure would have a material adverse effect on the Company.

Forward-Looking Statements

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.